Exhibit 10.36

Agreement for Domestic Factoring Services

[Recourse/Non-Recourse]

Ref: 2011-022

Special Tips:

The Agreement is entered on basis of good faith and equality of parties hereto, reflecting their truthful willingness. For the purpose of safeguarding Client's legitimate rights and interest, Factoring Bank reminds Client to give full care to each and every term and provision regarding rights and obligations hereto, particularly content in bold letters.

Factoring Bank: Industrial and Commercial Bank of China Dlian Ganjingzi Branch

Address: #17 Ganjingzi Rd., Ganjingzi District, Dalian

Representative: Sun Yi

Client : Dalian Tongda Equipment Technology Development Co., Ltd.

Address: Youjiacun, St. Xinzhaizi, Ganjingzi District, Dalian

Legal Representative: Wang Yukai

Whereas Client incurs accounts receivables as trading goods with purchaser, thus applying to Factoring Bank to provide domestic factoring services with recourse. For the purpose of setting out obligations hereto and on basis of fair faith, Factoring Bank and Client agree to enter the Agreement pursuant to Contract Law of People's Republic of China and relevant laws and regulations.

1. Definition

Unless otherwise specified, terminologies hereunder shall have definition as follow:

1.1. Factoring service with recourse means that in consideration of transferring the account receivables generated from sales of services or goods to purchasers or other sources from Client to Factoring Bank, Factoring Bank extends loans and related financial services to Client, and has right to recourse any outstanding amount as per the Agreement towards Client provided that purchaser fails to pay full amount of the foresaid receivables within agreed term.

1.2 Factoring service without recourse has the meaning that under the circumstances described above, Factoring Bank shall have no right to recourse any amount payable given that purchaser is unable to repay receivables within agreed term due to financial or credit depression.

1.3 Purchase or service contract means any contracts signed by Client and purchaser and generating the receivables hereunder.

1.4 Account receivable (as "receivable") is the exclusive, definite, ad hoc, undisputed, legal and sole creditor's right generated from factual and legal transaction between purchaser and Client, as debtor and creditor respectively, and such creditor's right is transferred by Client to Factoring Bank.

1.5 Outstanding amount of invoiced account receivable means the difference between invoiced account receivables and the amount Client has collected.

1.6 Factored loan is the amount of loan provided by Factoring Bank to Client regarding receivables hereunder.

1.7 Day of settlement is (a) the date when Factoring Bank extends loan, provide that interest is calculated and collected at a lump sum; (b) the 20th date of each month, if interest is paid monthly; and (b) the 20th date of the end of month of each quarter if paid quarterly.

1.8 Factoring balance means the remaining amount of accounts receivable actually collected by Factoring Bank minus the sum of loaned principal, interest, penalty interest and related expenses

1.9 Factoring account is the account opened by Client in Factoring Bank for the purpose of collecting receivables, from which to deduct loaned principal and interests and pay factoring balance to Client. Factoring account is the sole legal account for collecting receivables hereunder.

1.10 Commission is charged by Factoring Bank to Client in consideration of credit or other services provided as per the Agreement.

2. Client's Representations and Guarantees

2.1 Client shall be the legal person registered in accordance with laws, or affiliated bodies authorized by such legal person, holding effective business license and lawfully possessing its assets and developing its business.

2.2 Client shall have the capability of performing the rights and obligations hereunder.

2.3 Singing or execution of the Agreement herein shall not be in violation of laws, regulations and administrative rules that Client must abide by. Execution of the Agreement shall not lead to any violation of any other contracts, documents or article of cooperations established by Client.

2.4 All the materials, documents, files and information provided by Client to Factoring Bank shall be true, accurate and completed, free from any omission or material or contingent liabilities undisclosed to Factoring Bank.

2.5 Purchasing/service contract or creditor/debtor relationship thereof that generates accounts receivable transferred from Client to Factoring Bank shall be true, legal, effective and free from any disputes.

2.6 Purchasing/service contracts entered between Client and purchaser shall contain no restrictions against transferring accounts receivable.

2.7 Ownership of accounts receivable contemplated hereunder shall be clearly established and free from any flaws, which Client shall not transfer to any third party or incur any senior debts or pledges towards any third party.

2.8 Client is not involved into any legal proceedings, arbitrations or anticipatory significant disputes, in the middle of process or pending, that may have material adverse impact to Client.

2.9 Latest financial statements furnished to Factoring Bank are prepared in accordance with applicable laws and regulations of People's Republic of China and accounting rules of China, which truthfully, completely and fairly states Client's financial position and performance as of the end of accounting period. Client's business operation or financial position has no any material adverse change upon the date of financial statements.

2.10 Factoring account numbered 3400201129300127450 opened by Client in Factoring Bank (as "factoring account") is used for collecting the receivable herein and deducting any related principal and interest. Without obtaining Factoring Bank's written consent, Client shall neither withdraw any amount from the factoring account, nor rendering any orders of paying from such account. The factoring account shall be denied to access online banking service.

2.11 Client shall authorize Factoring Bank to conduct daily supervision on the factoring account, including but not limited to having any records or acknowledgment of inflow and outflow of such account. Client must coordinate with Factoring Bank to review each incoming cash flow.

2.12 Factoring Bank shall have right to directly deduct the sum of factoring principal and interest and related expenses from the factoring account, provided that:

(a) Client fails to fully pay outstanding principal and interest at the day of settlement as agreed herein;

(b) Client fails to fully pay the sum of principal and interest at the maturity date or at the date of accelerated maturity announced by Factoring Bank;

(c) the receivables contemplated herein are received in advance.

2.13 Factoring Bank shall have right to deduct any amount that falls short in Client's factoring account to fully reimburse factored principal and interest, from any banking accounts Client opened in Factoring Bank or any branch banks of ICBC, in order to fully settle the factored principal, interest and other expenses payable. However factoring service without recourse is not applied to this provision, unless Factoring Bank notifies Client to repurchase the receivable pursuant to S6.3 hereunder.

2.14 The loan contemplated hereunder shall be used for purchasing raw materials. Without Factoring Bank's written consent, Client shall not alter the use of such loan.

3. Line of Credit and Term

3.1 When Client transfers the ownership of accounts receivable and relevant rights to and validated by Factoring Bank, Factoring Bank shall extend factored loans subject to each invoice on each account receivable, the sum of which shall not exceed line of credit granted by Factoring Bank, ¥3,000,000 RMB (Say Three Million RMB).

3.2 Term for each factored loan on basis of invoice on each account receivable shall start as of the date of loan extension, till the date of repayment as agreed in List of Accounts Receivable.

3.3 Records on receipts shall prevail to confirm the actual date of loan extension and date of prepayment. The foresaid receipts shall be an inseparable part of the Agreement, holding equal law-binding force. In case of any discrepancies between receipts and List of Accounts Receivable regarding term and credit line of factored loans, receipts shall prevail.

4. Interest Rate, Interest and Expenses

4.1 Interest rate charged on factored loans hereunder is referred to List of Accounts Receivable.

4.2 Interest rate shall be floating rate as benchmark rate at the date of loan extension plus a spread, wherein benchmark rate is determined as RMB loan rate of the similar term and nature specified under S3.2 of the Agreement and announced by People's Bank of China, spread is positive 8.528%.

4.3 Not Applicable

4.4 Any amount of outstanding factored loans at the due date shall be charged the above-said interest rate.

4.5 If People's Bank of China adjusts loan interest rate as a definite policy, the relevant regulations of People's Bank of China shall apply.

4.6 Interest charged to the factored loan hereunder shall be calculated on daily basis (daily rate= annual rate/360) and settled monthly. At maturity of loan, principal shall be paid off with interests outstanding, referring List of Accounts Receivable for detail. Interest settlement date shall be the twentieth day of each month.

4.7 Client shall deposit interests payable into the factoring account in order for Factoring Bank to directly withdraw the amount from the said account. As loans contemplated under the Agreement reach maturity, unsettled interests shall be paid off along with principal unpaid.

5. Recovery of Accounts Receivable

5.1 Client shall urge purchaser to pay any accounts receivable hereunder to deposit into the factoring account in a timely manner. Please refer List of Accounts Receivable for detail.

5.2 Factoring Bank shall check each factored loan with account receivable in match after receiving purchaser's full payment. The reviewed account receivable shall be written off from List of Accounts Receivable once confirmed to be accurate. In case of any factoring balance, Factoring Bank shall promptly return the balance to Client.

6. Conditions and Procedures of Repurchasing Accounts Receivable

6.1 Client shall repurchase accounts receivable as notified by Factoring Bank given that Client's misrepresentation has caused adverse impact to repayment of accounts receivable hereunder.

6.2 In addition to S6.1, Client shall conduct such repo if factoring services with recourse is involved, provided that:

(a) purchaser has disputes on the receivable hereunder and thus refuses to pay or pays less because of damage or loss of purchased goods or other reasons.

(b) at the maturity date of factored loan, Factoring Bank fails to receives payment from purchaser, or the amount paid by purchaser falls short of total sum of loaned principal, interest, penalty and related expenses.

(c) Factoring Bank announces early maturity of the accounts receivable due to Client's default as per S9 under the Agreement.

6.3 In addition to S6.1, Client shall conduct such repo if factoring services without recourse is involved, provided that:

(a) purchaser has disputes on the receivable hereunder and thus refuses to pay or pays less because of damage or loss of purchased goods or reasons other than financial or credit issue.

(b) within the term of purchase/service contract, Factoring Bank fails to receives payment from purchaser, because of disputes arising from transaction (in term of quality, technology, services or others), debts or recourse between Client and purchaser, or between Client and other debtor.

(c) Factoring Bank finds upon entering the Agreement, the accounts receivable hereunder fail to meet terms as required herein.

6.4 Client shall, upon receiving the written notice on such repurchase issued by Factoring Bank, repurchase any outstanding accounts receivable as required within three days. For full amount repurchase, Client and Factoring Bank shall sign to confirm any legal instruments regarding such repo, and the Agreement herein shall terminate at the time when the amount has been credit to Factoring Bank's account.

7. Client's Rights and Obligations

7.1 Client shall perform its rights and obligations as below:

(a) Client shall have right to ask Factoring Bank to extend loans as agreed herein;

(b) Client shall pay commission, interest, penalty and relevant expenses as specified under the Agreement, and perform its repo obligations as agreed.

(c) Client shall agree with purchaser that the payment to account receivable shall be directly remitted to the factoring account, or shall timely deposit the received cash to the factoring account if purchasing must be settled with notes or bills.

(d) Client shall give positive support to Factoring Bank for reviewing and having knowledge of Client's business operations or financial performance, and shall promptly provide financial statements as required.

(e) Client shall provide necessary assistance to Factoring Bank in case of claiming against purchaser in the middle of receivable recovery or legal proceedings.

(f) Client shall abide by Factoring Bank's requirements to provide satisfied collaterals.

(g) Client shall give notice to Factoring Bank and provide relevant documents within five days of incurrence of following events:

ø any violations of the Agreement;

ø contingent default or any possible events that may injure Factoring Bank's rights and interests hereunder

ø any legal proceeding, arbitration or claim in any form in which Client is claimed for reimbursement.

ø change to company's name, address, registered capital, scope of operation , form of corporation, article of corporation, or change to an incorporated company, entering into contract, lease, merger or acquisition, shake-off, joint venture, affiliated interest, material change from financial aspect, change of equity structure or other material event.

(h) Client shall transfer to Factoring Bank the collaterals of any nature provided by purchaser or any other third party to secure Client's accounts receivable, if the collaterals are transferrable; or shall aid Factoring Bank to recourse the related debt whenever in need, if collaterals are untransferrable.

(i) Client shall continue to execute its obligations under the purchase/service contract, notwithstanding that the accounts receivable and relevant rights and interests have been transferred to Factoring Bank.

(j) Client shall neither enter any other agreements or arrangements, nor engage in any activities that may injure Factoring Bank's interests and rights hereunder.

7.2 In addition to S7.1 hereunder, Client shall be the endorser to assume paying liability arising from factoring service with recourse. For whatever the reasons leading to short payment or delayed payment of accounts receivable, excising right of recourse by Factoring Bank towards Client shall not be affected.

8. Factoring Bank's Rights and Obligations

8.1 Factoring Bank shall perform its rights and obligations as below:

(a) Factoring Bank shall be entitled to all the rights to the accounts receivable as transferred thereto, as of the date of effectiveness;

(b) If Client is obligated to repurchase but failed to do so, Factoring Bank shall have right to excise its rights of setoff and recourse, which means to directly deduct the repo amount from any banking account opened by Client in Factoring Bank or any other ICBC branch, or to recourse the outstanding loans.

(c) Factoring Bank shall have right to be trusted with original receivable invoices owned by Client, and shall timely return such original copies to Client till Factoring Bank obtains the full recovery of loaned amount.

(d) Factoring Bank shall extend loans and provide other services to Client as agreed herein.

(e) Factoring Bank shall keep confidential regarding Client's debt, financial performance/position, production or operation, unless otherwise specified herein or required by laws.

8.2 In addition to S8.2 herein, Factoring Bank shall have the following rights on recourse factored services:

(a) If Client fails to reimburse any loans and expenses owed to Factoring Bank prior to full recovery of factored principal and interest, Factoring Bank shall have right to directly collect the principal and interest from the factoring account, plus any commission, interest, penalty and related expenses.

(b) Factoring Bank shall be entitled to any knowledge, review or inspection over Client's operational execution and financial position.

(c) Factoring Bank shall have right to decide at discretion whether to recourse the purchaser, provided that account paid at the maturity date of factored loan falls short of total sum of principal, interest, penalty and other expenses. If yes, Client's repo liability shall not be affected, or the repo amount shall be lowered accordingly given that Factoring Bank recovers part or whole of amount payable from the purchaser. In case of any factored balance, Factoring Bank shall timely return the balance to Client.

8.3 In addition to S8.1 hereunder, Factoring Bank shall have the rights for non-recourse factoring services as below:

(a) Factoring Bank shall have right to cease the factoring service contemplated under the Agreement provided that purchaser delays payment consecutively for two times or above.

9. Default and Defaulting Obligations

9.1 General rule shall be that either party hereto who violates the Agreement shall be deemed as default and consequently bear relevant obligations pursuant to laws and the Agreement.

9.2 Client shall be deemed default provided that

(a) Client fails to execute the liabilities or violates any representations, guarantees or commitment stated under the Agreement;

(b) Cross default means any of the following circumstances:

øClient fails to pay other debt liabilities at the due date;

øClient's capability of performing liabilities hereunder has been severely harmed, provided that other creditors possess the proprietorship of Client's assets or operations, in part or whole.

(c) Events of anticipatory repudiation include:

Client ceases or may cease its business operation or any vital part of its business operation, or disposes its business or assets in any important part or whole, thus casting significant adverse impact to Client's capability of performing the Agreement;

øThere is material adverse change to Client's business operation and financial position, or to Client's execution capability hereunder.

øAny accident incurs liable to Client due to violations in laws, regulations, industrial practices or policies issued by competent authorities regarding food safety, production safety, environment protection and others.

øClient is involved or may be involved in significant economic disputes, or suffers from asset confiscation, detainment or enforcement, thus imposing material adverse impact to Client's capability of executing the Agreement;

øThere is change to collaterals hereunder unfavorable to Factoring Bank, however Client fails to add other collaterals as required.

øClient or its affiliate may be investigated, convicted or punished by competent authorities of justice, taxation, industry and commerce or administration in pursuant to laws and regulations; or there is change to controlling relationships between Client and its affiliates; or Client's affiliate is involved or may be involved into significant economic disputes, proceedings or arbitration; or Client's majority shareholder or key officer has abnormal replacement or is under investigation or restriction of liberty for criminal affairs by justice department; or Client's affiliate incurs any other events that may have adverse impact to Client.

øClient applies for factoring services by furnishing note receivable or account receivable arising from fake contract entered with affiliate, intending to cheat for loans or credit line. Or Client intentionally runs away from Factoring Bank's right as creditor through related transaction.

(d) In addition to S9.2(3), anticipatory repudiation regarding factoring services with recourse shall include the following circumstances:

øClient or purchaser acts unfavorably on the credit/loan services provided by Factoring Bank, including delayed payment, interest unpaid or reluctant advance from bank owing to Client's incapability of repayment.

øProvision for bad debt due from purchaser has been arising for consecutively two months.

øOther events that may or already harm Client's liabilities hereunder.

9.3 If any of above-mentioned default incurs, Factoring Bank shall have right to excise one or more measures as below:

(a) requiring Client to correct its default within a deadline;

(b) ceasing any factoring services with Client;

(c) announcing early maturity of granted factoring loan and requiring an immediate repo of unrecovered accounts receivable;

(d) deducting the amount equivalent to clearing off whole of principal, interest and other expenses payable, from Client's any banking account opened in Factoring Bank and other ICBC branch;

(e) requiring Client to add effective, full-valued and legitimate collaterals that are recognized by Factoring Bank;

(f) directly make recourse to purchaser at or after the due date of account receivable;

(g) other measures ruled by laws, agreed by the Agreement, or deemed necessary by Factoring Bank.

9.4 For recourse factoring services, Factoring Bank shall have right to add 30% penalty rate to the factoring interest rate set above and compound any delayed interest with penalty rate as agreed herein, as of the date of delayed payment, provided that Client fails to repay the factored principal and interest hereunder (including the case of accelerated maturity).

9.5 If Client fails to use the loans in the way as agreed, Factoring Bank shall have right to add 50% penalty rate above the factoring interest rate set above, and on basis of the foresaid penalty rate, to compound any delayed interest payable as of the date of appropriation.

9.6 For the purpose of recognizing the creditor's rights hereunder, Factoring Bank shall have right to deduct an amount equivalent to clearing off the debts, from Client's any banking account of any currency nature opened in Factoring Bank or any ICBC branches. In case of different currencies denominated between Client's banking account and factored loans, exchange rate specified by Factoring Bank at the date of deduction shall be applied. Client shall bear risk of exchange rate volatility and all the interests and expenses arising from period as of date of deduction to date of settlement, the date when Factoring Bank actually pays off Client's debt with the translated and deducted amount subject to China's foreign currency policies.

10. Miscellaneous

10.1 Factoring Bank will record Client's each principal, interest and expense payable hereunder, other payable and purchaser's payment onto an accounting ledger for internal use. The foresaid ledger and document and invoices generated from factored services shall constitute as effective evidences for executing the Agreement by parties hereto.

10.2 Without obtaining Factoring Bank's written consent, Client shall not transfer any rights or obligations stated herein to any other third party.

10.3 Factoring Bank may transfer the rights herein, in part or whole, to any other third party.

10.4 Factoring Bank's failure or delay to excise creditor's rights or right of decision hereunder shall not be construed as Factoring Bank gies up the said creditor's rights or right of decision. Excising the foresaid rights, in part or whole, shall not impede Factoring Bank from executing such rights further. Any rights and relieves agreed hereunder shall be accumulative, including the possibilities of any other rights and relieves enforced by laws.

10.5 Factoring Bank shall, pursuant to laws, regulations or orders from finance supervising authority, have right to disclose the information in connection with the Agreement and Client to the credit system of People's Bank of China and any other credit database lawfully registered, for inquiry by eligible institutions or individuals. In addition, for the purpose of entering and executing the Agreement, Factoring Bank shall have right to inquire any of Client-related information to the credit system of People's Bank of China and any other lawfully registered database.

10.6 Factoring Bank may directly deliver the notice of transferring receivable ownership to the purchaser in written form, without obtaining Client's approval.

11. Solution to Disputes

11.1 Laws of People's Republic of China shall govern the signing of Agreement, effectiveness, interpretations, executions and solution to any disputes thereof. In the term, each and every disputes in connection with or arising the Agreement shall be solved on a friendly basis by parties hereto, or initiate law suite to the local court under which jurisdiction Factoring Bank is located.

12. Effectiveness, Change, Retract and Termination

12.1 The Agreement shall enter into full force as of the date of signing Agrement, till the date Client fulfilled all the obligations hereunder.

12.2 Unless otherwise agreed here, neither party shall change or retract the Agreement at discretion. Any amendment or change to the Agreement shall be approved and unanimously agreed by parties hereto, and defined in written form.

12.3 Where the provisions herein, in part or whole, conflict with state laws, regulations or policies due to changes thereof, Factoring Bank and Client shall timely negotiate and amend the said provision.

12.4 If any provision or provisions of the Agreement shall be held to be invalid or nonexecutive, the validity, enforceability and effectiveness of the remaining shall be unaffected.

12.5 Any change or retraction to the Agreement shall not injure rights of parties hereto to claim for damages. Retracting the Agreement shall not impact the effectiveness of the provision regarding solution to disputes.

13. Supplementary Term

13.1 Unless otherwise specified under the context herein, the "Agreement" is referred as the Agreement, exhibits, and any change, amendment or supplement to the Agreement; the "provision" or "section" or "exhibit" as provision, section or exhibits to the Agreement; and clause headings within the Agreement are for convenience only and have no effect in interpreting or limiting the language of provisions.

13.2 Any exhibits, supplementary, amendment or change to the Agreement shall be deemed as unseparable part of the Agreement, holding equal law-binding force.

13.3 Expressions such as "related party", "related party relationship", "related party transaction", "majority shareholder", "key officer" and others have the same definition as specified in Enterprises' Accounting Principals No.36 - Disclosures from Related Party and subsequent amendments issued by China's Ministry of Finance.

13.4 Exhibit to the Agreement include List of Account Receivable.

13.5 For any unsettled matters, parties hereto shall negotiate or execute subject to laws and regulations of People's Republic of China.

13.5 The Agreement is made in duplicate, one for each, holding equivalent legal force.

Factoring Bank (Seal):

Representative (Authorized Agent): /s/ Sun Yi (Signature or Seal)

Client (Seal):

Representative (Authorized Agent): /s/ Wang Yukai (Signature or Seal)

Date of Signing: September 27th 2011